Exhibit 99.2

[LETTERHEAD OF J.P. MORGAN SECURITIES LLC]

The Board of Directors

Hawaiian Electric Industries, Inc.

1001 Bishop Street, Suite 2900

Honolulu, Hawaii 96813

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated December 3, 2014, to the Board of Directors of Hawaiian Electric Industries (“HEI”) as Annex B to, and reference thereto under the headings “THE MERGER — Background of the Merger,” “THE MERGER — HEI’s Reasons for the Merger and Recommendation of HEI’s Board of Directors,” “SUMMARY — Opinion of HEI’s Financial Advisor” and “THE MERGER — Opinion of HEI’s Financial Advisor” in, the proxy statement/prospectus relating to the proposed transaction involving HEI and NextEra Energy, Inc. (“NextEra”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of NextEra (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ J.P. MORGAN SECURITIES LLC
J.P. MORGAN SECURITIES LLC

January 8, 2015

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